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                                                                     EXHIBIT 5.1





                       AKERMAN, SENTERFITT & EIDSON, P.A.
                                ATTORNEYS AT LAW
                         SUNTRUST INTERNATIONAL CENTER
                                   28TH FLOOR
                           ONE SOUTHEAST THIRD AVENUE
                           MIAMI, FLORIDA 33131-1714
                                 (305) 374-5600
                            FACSIMILE (305) 374-5095




                               December 29, 2000

Gerald Stevens, Inc.
1800 Eller Drive
Suite 300
Ft. Lauderdale, FL 33301

         RE:  Registration Statement on Form S-1 (the "Registration Statement")

Gentlemen:

         We have acted as counsel to Gerald Stevens, Inc., a Florida corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of the Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to 1,107,387 shares (the "Shares") of the Company's common stock, par value $.01 per Share (the "Common Stock"). The Shares consist of 1,098,560 Shares issuable upon the exercise of warrants which the Company issued in connection with the amendment of its credit facility (the "Warrant Shares") and 8,827 Shares issued in connection with acquisitions by the Company.

         We have examined such corporate records, documents, instruments and certificates of the Company and have received such representations from the officers and directors of the Company and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed the genuineness of all signatures and authenticity of all documents, instruments, records and certificates submitted to us as originals.



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Gerald Stevens, Inc.
December 29, 2000
Page 2

         Based upon such examination and review and upon the representations made to us by the officers and directors of the Company, we are of the opinion that, when the Registration Statement becomes effective under the Securities Act, the Shares, including the Warrant Shares if they are issued in accordance with the terms and conditions of the warrant pursuant to which such Warrant Shares are issuable, will be validly issued, fully paid and non-assessable securities of the Company.

         The opinion expressed herein is limited to the corporate laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by any other jurisdiction.

         This firm consents to the filing of this opinion as an exhibit to the Registration Statement and to all references to the firm in the Registration Statement.

                                   Very truly yours,

                                   AKERMAN, SENTERFITT & EIDSON, P.A.



                                   /s/ AKERMAN, SENTERFITT & EIDSON, P.A.